Registration Statement No. 333-180300-03
Dated March 23, 2012
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. RN-I TO PROSPECTUS SUPPLEMENT DATED MARCH 23, 2012 TO PROSPECTUS DATED MARCH 23, 2012
Credit Suisse AG
Redeemable Notes (RNs)
Linked to the Performance of One or More Indices, Exchange-Traded Funds, Equity Securities, Exchange Rates, Commodities, Commodity Futures Contracts or a Basket

The securities offered by this product supplement, which we refer to as Redeemable Notes (or “RNs”), may be linked to the performance of one or more indices, each of which we refer to as a “reference index,” one or more exchange-traded funds, each of which we refer to as a “reference fund,” one or more equity securities, each of which we refer to as a “reference share,” of one or more issuers, each of which we refer to as a “reference share issuer,” one or more currencies relative to a base currency, each of which we refer to as a “reference exchange rate,” one or more commodities, each of which we refer to as a “reference commodity,” and/or one or more commodity futures contracts, each of which we refer to as a “reference commodity futures contract,” or to a weighted basket of any of the foregoing, which we refer to as a “basket.” We refer generally to each reference index, reference fund, reference share, reference exchange rate, reference commodity and reference commodity futures contract as an “underlying,” and to each underlying included in a basket as a “basket component.” If any underlying is replaced by a successor underlying (the “successor underlying”), such successor underlying will be substituted for such underlying for all purposes of the RNs, as determined by the calculation agent in its sole discretion. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements such as American depositary shares or American depositary receipts in respect of foreign underlying securities (together, “ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the RNs are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

This product supplement describes terms that will apply generally to the RNs and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply specifically to the RNs, including any changes to the terms specified in this product supplement. If any terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The RNs are senior unsecured obligations of Credit Suisse AG. Any payment on the RNs is subject to our ability to pay our obligations as they become due.

The RNs will not be listed on any securities exchange.

The one or more underlyings or the basket to which the RNs will be linked will be specified in the applicable pricing supplement. The maturity date of the RNs will be specified in the applicable pricing supplement, subject to early redemption (as defined below) and postponement if the scheduled maturity date is not a business day or if the scheduled final valuation date is postponed as described in the applicable pricing supplement or the underlying supplement.

Unless previously accelerated, redeemed or purchased by us and canceled, the RNs will be redeemed on the maturity date for a redemption amount calculated as set forth in the applicable pricing supplement.

The RNs may be subject to an automatic early redemption and/or may be subject to redemption prior to maturity at your or our option (each an “early redemption”), subject to the requirements set forth in the applicable pricing supplement. If the RNs are redeemed prior to the maturity date, you will receive, for each RN you hold, on the applicable early redemption date an amount equal to the daily early redemption value of the RNs on the applicable valuation date, or the arithmetic average of the daily early redemption values during the valuation period, as applicable (the “early redemption amount”), together with any accrued but unpaid interest to and including the early redemption date, if applicable. In addition, Credit Suisse Securities (USA) LLC (“CSSU”) may charge an additional fee for RNs redeemed at your option, as specified in the applicable pricing supplement. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the RNs.

The applicable pricing supplement will specify whether coupon payments will be paid on the RNs, and if coupon payments are to be paid on the RNs, the rate per annum of such coupon payments as well as any other terms relating to such coupon payments.

Please refer to “Risk Factors” beginning on page PS-4 of this product supplement for risks related to an investment in the RNs. Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these RNs or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The RNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is May 24, 2013.

TABLE OF CONTENTS

Page

Summary	PS-1
Risk Factors	PS-4
Credit Suisse AG	PS-14
Supplemental Use of Proceeds and Hedging	PS-15
Description of the RNs	PS-16
The Underlyings or Basket	PS-24
Benefit Plan Investor Considerations	PS-26
Underwriting (Conflicts of Interest)	PS-27
Notice to Investors	PS-29

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these RNs in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The RNs described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the RNs.

We are offering the RNs for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant pricing supplement, the underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement or prospectus (collectively, the “offering documents”) and the offering of the RNs may be restricted by law in some jurisdictions. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these RNs and we are not soliciting an offer to buy these RNs in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

i

SUMMARY

The following is a summary of the terms of the RNs and factors that you should consider before deciding to invest in the RNs. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the RNs and other considerations that are important in making a decision about investing in the RNs. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the RNs. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of RNs will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the RNs?

The RNs are medium-term notes issued by us, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. A separate pricing supplement will describe terms that apply specifically to the RNs, including the calculation of any amount due on the RNs and any changes to the terms described in this product supplement.

Any payment due on the RNs will be subject to our ability to pay our obligations as they become due.

 Can the RNs be redeemed prior to maturity?

If specified in the applicable pricing supplement, the RNs may be subject to automatic early redemption and/or may be subject to redemption at our option prior to maturity upon such terms as may be specified in the applicable pricing supplement. In addition, if specified in the applicable pricing supplement, at your election you may, subject to the requirements set forth in the applicable pricing supplement, offer your RNs for redemption by us. We refer to such automatic early redemption and early redemption at your or our option as “early redemption.”

If the RNs are redeemed prior to the maturity date, you will receive a payment on the applicable early redemption date equal to the daily early redemption value of the RNs on the relevant valuation date or the arithmetic average of the daily early redemption values during the valuation period, as applicable, (the “early redemption amount”), together with any accrued but unpaid interest to and including the early redemption date, if applicable. In this case, you will lose the opportunity to continue to accrue and be paid interest, or participate in any appreciation in any underlying or the basket from the early redemption date to the originally scheduled maturity date. In addition, CSSU may charge an additional fee for RNs redeemed at your option, as specified in the applicable pricing supplement.

The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the RNs. For additional information, please see “Description of the RNs—Early redemption; defeasance” herein.

How do I offer my RNs for early redemption by Credit Suisse?

If you wish to offer your RNs to Credit Suisse for redemption, you and your broker must follow the following procedures:

•
Your broker must deliver a completed irrevocable Offer for Early Redemption, a form of which will be attached to the applicable pricing supplement, to Credit Suisse, by fax or email to list.etndesk@credit-suisse.com if an electronic scan of the completed irrevocable Offer for Early Redemption is included as an email attachment.  If your irrevocable offer for redemption is received on a business day after the time specified in of the applicable pricing supplement, you will be deemed to have made your offer for redemption on the following business day. The trading day immediately succeeding the date you offer your RNs for early redemption will be the valuation date applicable to such early redemption. One portion of the

Offer for Early Redemption must be completed by you as beneficial owner of the RNs and the other portion must be completed by your broker. You must offer at least the applicable minimum number or stated principal amount of the RNs (the “minimum early redemption quantity”), as specified in the applicable pricing supplement, for redemption by Credit Suisse on any early redemption date, except that we or the calculation agent may from time to time reduce, in part or in whole, the minimum early redemption quantity. Any such reduction will be applied on a consistent basis for all holders of the RNs at the time the reduction becomes effective. Credit Suisse must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery vs. payment trade with respect to your RNs on the applicable valuation date at a price equal to the applicable daily early redemption value, facing Credit Suisse.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable early redemption date (the third business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RNs in respect of such deadlines. Any redemption instructions that we receive in accordance with the procedures described herein and in the applicable pricing supplement will be irrevocable.

For detailed procedures, please see “Description of the RNs —Early Redemption Procedures—Early Redemption at Your Option” herein.

Will I receive coupon payments on the RNs?

The applicable pricing supplement will specify whether coupon payments will be paid on the RNs, and if so, the rate per annum of such coupon payments as well as any conditions relating to such coupon payments.

Specific terms relating to the calculation of any amount due on the RNs will be set forth in the applicable pricing supplement.

Are there risks involved in investing in the RNs?

An investment in the RNs involves risks. Please see the “Risk Factors” section herein.

Will there be an active trading market in the RNs?

The RNs will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the RNs. CSSU currently intends to make a market in the RNs, although it is not required to do so and may stop making a market at any time. While the applicable pricing supplement may specify that you may elect to offer your RNs for redemption by us prior to maturity, such redemption will be subject to restrictive conditions and procedures described in the applicable pricing supplement, including the condition that you must offer at least the applicable minimum early redemption quantity to us at one time. If you have to sell your RNs prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

Will the RNs be distributed by affiliates of the Issuer?

CSSU is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the RNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the RNs?

Please see the discussion of certain United States federal income tax considerations for making an investment in the RNs in the applicable underlying supplement or pricing supplement.

RISK FACTORS

A purchase of the RNs involves risks. This section describes significant risks relating to the RNs. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the RNs.

General Risks Relating to the RNs

The RNs are subject to the credit risk of Credit Suisse

Although the return on the RNs will be based on the performance of one or more underlyings or the basket, as applicable, the payment of any amount due on the RNs, including any applicable coupon payments, early redemption amount or redemption amount, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the RNs, and therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads are likely to adversely affect the value of your RNs prior to maturity.

The RNs differ from conventional debt securities and do not guarantee the return of your investment

The payment of any amount due on the RNs will be determined pursuant to the terms described in the applicable pricing supplement, and you may receive less upon at maturity or early redemption than you originally invested in the RNs, or you may receive nothing. The applicable pricing supplement will specify the circumstances in which you could lose some or all of your investment. Furthermore, if the total amount payable on the RNs is less than the amount originally invested in the RNs, the return on the RNs (the effective yield to maturity) will be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment on the RNs is subject to our ability to pay our obligations as they become due.

Your return at maturity or upon an early redemption may be reduced by a daily investor fee and any fee charged for RNs redeemed at your option

If a daily investor fee and/or any fee charged for each RN redeemed at your option is specified in the applicable pricing supplement, such fees will reduce the amount of your return at maturity or upon early redemption, as applicable, and therefore the levels of the underlying(s) or the basket, as applicable, must increase by an amount sufficient to offset the cumulative impact of the daily investor fee and the fee charged for each RN redeemed at your option (if you elect to have us redeem your RNs) in order for you to receive at least the principal amount of your investment at maturity or upon early redemption of your RNs. If the levels of the underlying(s) or the basket, as applicable, decrease or do not increase sufficiently to offset the impact of these fees, you will receive less, and possibly significantly less, than the principal amount of your investment at maturity or upon early redemption of your RNs.

The RNs do not have a minimum redemption amount or daily early redemption value and you may lose all or a significant portion of your investment in the RNs

The RNs do not have a minimum redemption amount or daily early redemption value. You may receive less, and possibly significantly less, at maturity or upon early redemption than the amount you originally invested. Our cash payment on your RNs at maturity or upon early redemption will be based primarily on any increase or decrease in the closing levels of the index, and will be reduced by the daily investor fee (and any early redemption charge, if applicable). You may lose all or a significant amount of your investment in the RNs if the level of the index decreases substantially. Any payment on the RNs is subject to our ability to pay our obligations as they become due.

The RNs may not pay coupon payments, and if we pay coupon payments on the RNs, the yield on the RNs may be lower than the return on an ordinary debt security with similar maturity

The applicable pricing supplement will specify whether coupon payments will be paid on the RNs, and if coupon payments are to be paid on the RNs, the rate per annum of such coupon payments as well as any conditions relating to such coupon payments. Regardless of whether the RNs pay coupon payments, you may receive less than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities. The return on the DTNs, if any, may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The RNs may not pay more than the principal amount, plus accrued and unpaid interest, if applicable, at maturity or upon early redemption, or may be subject to an underlying return cap or fixed payment percentage

The applicable pricing supplement will specify whether the RNs may pay more than the principal amount of your RNs, plus accrued and unpaid interest, if applicable, at maturity or upon early redemption. If the applicable pricing supplement specifies that the RNs will not pay more than the principal amount of your RNs, plus accrued and unpaid interest, if applicable, then you will not participate in any such appreciation of such underlying(s) or the basket, regardless of any appreciation in the relevant underlying(s) or the basket.

If the applicable pricing supplement specifies that the RNs are subject to an underlying return cap or fixed payment percentage, the redemption amount will be limited to an amount reflecting such underlying return cap or such fixed payment percentage, even if the appreciation of the relevant underlying(s) or the basket is greater than such underlying return cap or fixed payment percentage.

The RNs may be subject to automatic early redemption or early redemption at our option, which may limit your ability and to participate in any appreciation of the underlying(s) or the basket and/or accrue interest over the full term of the RNs

The RNs may be subject to an early redemption at our option and/or upon the occurrence of any events that will be described in the applicable pricing supplement.  If the RNs are redeemed prior to the maturity date, you could lose the opportunity to participate in the appreciation of the underlying or underlying(s) or the basket, if any, from the applicable early redemption date to the scheduled maturity date. In addition, if the applicable pricing supplement specifies that coupon payments will be paid on the RNs, you could lose the opportunity to continue to accrue interest over the remaining term of the RNs and you may be unable to invest in other securities with a similar level of risk that yield as much interest as the RNs.  We have no obligation to consider your interests when deciding whether to redeem the RNs. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the RNs.

A fee may be charged upon a redemption at your option

If the applicable pricing supplement specifies that we will redeem the RNs at your option, CSSU, who will act as our agent in connection with any redemptions at your option, may charge a fee for each RN redeemed, to be specified in the applicable pricing supplement. The imposition of this fee will mean that you will not receive the full amount of the daily early redemption value (or such other amount specified in the applicable pricing supplement in connection with redemptions at your option) upon a redemption at your option.

If the RNs may be redeemed at your or our option, you will not know the early redemption amount at the time an election is made to redeem your RNs

The daily early redemption value applicable to an early redemption will not be determined until the applicable valuation date or the end of the valuation period. Therefore, if you or we elect to redeem your RNs, you will not know the daily early redemption value at that time.

Upon any early redemption, we will pay you the early redemption amount on the applicable early redemption date, which will be determined in accordance with the terms in the applicable pricing supplement. The determination of the closing level of the underlying(s) or the basket on the applicable valuation date or valuation period, and the related early redemption date, may be postponed as provided in the applicable pricing supplement or underlying supplement.  As a result, you will be exposed to market risk in the event the market fluctuates between the time either you or we elect to redeem the RNs and the applicable valuation date or valuation period.

If the RNs may be redeemed at your option, there will be restrictions on the minimum number of RNs you may offer to Credit Suisse for redemption

If the applicable pricing supplement specifies that you may redeem the RNs at your option, we will redeem your RNs at your election only if you are offering at least the applicable minimum early redemption quantity for any single redemption and you have followed the applicable procedures for redemption. The minimum early redemption quantity and the procedures involved in the offer of any early redemption represent substantial restrictions on your ability to cause us to redeem your RNs. If you own RNs with an aggregate stated principal amount of less than the applicable minimum early redemption quantity, you will not be able to cause us to redeem your RNs.

There may be little or no secondary market for the RNs

The RNs will not be listed on any securities exchange. There may be little or no secondary market for the RNs. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the RNs in such secondary market easily or at a price advantageous to you. CSSU currently intends to make a market in the RNs, although it is not required to do so and may stop making a market at any time. While the applicable pricing supplement may specify that you may elect to offer your RNs for redemption by us prior to maturity, such redemption will be subject to the requirements set forth in the applicable pricing supplement, including the condition that you must offer at least the applicable RN amount to us at one time. If you have to sell your RNs prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss. You should be willing and able to hold your RNs to maturity.

If the closing indicative value is equal to zero on any trading day, you will lose all of your investment

If the closing indicative value is equal to zero on any trading day, the closing indicative value on that day, and all future days, will be zero, and you will lose your entire investment in the RNs.

An investment in the RNs is not the same as a direct investment in any underlying or in the components included in or composing any underlying

Your return on the RNs, whether positive or negative, will not reflect the return you would realize if you made a direct investment in any underlying or the components included in or composing any underlying and received payments made with respect to the underlying or such components. As an investor in the RNs, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any underlying or any components included in or composing any underlying, as applicable.

If any underlying is comprised of equity components, the payment of dividends on the equity securities, which compose such underlying generally, has no effect on the calculation of the level of such underlying. The calculation agent will calculate the amount payable to you at maturity or upon an early redemption by reference to the closing indicative value of the RNs on the applicable valuation date or valuation period, and will not include the amount of any such payments. Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of any underlying or any component included in or composing such underlying or the basket, as applicable.

For RNs linked to reference shares and reference funds, adjustments made for dividend payments on the reference shares will be limited to those adjustments described in the applicable pricing supplement.

If the level of any underlying changes, the market value of your RNs may not change in the same manner

Owning the RNs is not the same as owning any underlying or any component included in or composing any underlying. Accordingly, changes in the level of an underlying may not result in a comparable change in the value of the RNs. If the level of any underlying on any day has increased, the value of the RNs may not increase comparably, if at all, or their value may even decline.

The closing indicative value on the applicable valuation date or the arithmetic average of the closing indicative value during the valuation period may be less than at other times during the term of the RNs

The calculation agent will calculate the early redemption amount or the redemption amount, as applicable, by determining the closing indicative value of the RNs on the applicable valuation date or the arithmetic average of the closing indicative values during the valuation period, as specified in the applicable pricing supplement. The closing indicative value of the RNs at other times during the term of the RNs, including dates near the applicable valuation date or valuation period, could be higher than the closing indicative value of the RNs on the applicable valuation date or during the valuation period. This difference could be substantial if there is a significant increase or decrease in the closing indicative value of the RNs around the time of a valuation date or valuation period or if there is significant volatility during the term of the RNs (especially on dates near the applicable valuation date or valuation period). For example, assuming the applicable valuation date or valuation period is the final valuation date or the maturity valuation period, if the closing indicative value increases or remains relatively constant early during the term of the RNs and then decreases, the redemption amount may be significantly less than if it were calculated on a date earlier than the final valuation date or the maturity valuation period, as applicable.

If the closing levels of any underlying(s) or the basket on the applicable valuation date or valuation period do not reflect an increase from the closing levels of such underlying or the basket on the trade date sufficient to offset the cumulative impact of the daily investor fee (and the fee charged for each RN redeemed at your option, if you elect to have us redeem your RNs) between the trade date and such valuation date or valuation period, we will pay you less, and possibly significantly less, than the principal amount of your RNs at maturity or upon early redemption.

If the redemption amount or early redemption amount consists of the physical delivery amount, the value of such amount could be less on the maturity date or the early redemption date than on the applicable valuation date or the arithmetic average during the valuation period

If the redemption amount consists of the physical delivery amount, the value of the physical delivery amount on the applicable valuation date or during the valuation period will be less than the principal amount of your RNs and could fluctuate, possibly decreasing, in the period between the applicable valuation date or valuation period, and as applicable, the maturity date or the early redemption date. We will make no adjustments to the physical delivery amount to account for any such fluctuation, and you will bear the risk of any decrease in the value of the physical delivery amount between the applicable valuation date or valuation period and the maturity date or early redemption date, as applicable.

The value of the RNs may be influenced by many factors that are unpredictable

In addition to the level(s) of the underlying(s) or basket, the value of the RNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	interest and yield rates in the market;

•
dividends or other distributions on any underlying or equity securities included in or composing any underlying (while not paid to the holders of the RNs, dividend payments on an underlying or its components may influence the market prices of such underlying or its components and the market value of options on such underlying or its components, and therefore affect the value of the RNs);

•	the expected and actual volatility of any underlying or basket; as applicable;

•	changes and adjustments made to any underlying, including any changes to an index tracked by a reference fund (a “tracked index”);

•	investors’ expectations with respect to the rate of inflation;

•
geopolitical conditions and a variety of economic, financial, political and regulatory or judicial events that affect the components included in or composing any underlying or basket, as applicable, or markets generally and which may affect the level of any underlying or basket;

•
for RNs linked to two or more underlyings or a basket, the existence of, and changes to, the degree of correlation (the extent to which the value of the underlyings increase or decrease to the same degree at the same time) between the underlyings;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities and the ADSs included in or composing any underlying are denominated in a currency other than the currency in which such underlying is denominated;

•	the time remaining to the maturity of the RNs; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your RNs prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

Our hedging activity may affect the market value of any underlying or the components included in or composing any underlying, and therefore the value of the RNs

We expect to hedge our obligations under the RNs through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the underlyings or the components included in or composing any such underlying, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying or the components included in or composing such underlying. This hedging activity could affect the value of any underlying, and therefore the value of the RNs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the value of the RNs declines. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the RNs in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the RNs, as well as the projected profit included in the cost of hedging our obligations under the RNs. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

The inclusion in the original issue price of each agent’s commission, as applicable, and the estimated cost of hedging our obligations under the RNs through one or more of our affiliates is likely to adversely affect the value of the RNs prior to maturity

While the payment at maturity will be based on the full principal amount of your RNs as described in the applicable pricing supplement, the original issue price of the RNs includes each agent’s commission, as applicable, and the estimated cost of hedging our obligations under the RNs through one or more of our affiliates. Such original issue price includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the RNs from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU, a result of such compensation or other transaction costs.

There may be potential conflicts of interest

We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to any component included in or composing any underlying or derivative instruments related to any underlying for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying, and thus affect the value of the RNs.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the RNs, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

We and our affiliates may, now or in the future, engage in business with any reference share issuer or with the issuers of any equity securities included in or composing an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. In the course of our business, we or our affiliates may acquire material nonpublic information about one or more of the underlyings, and we will not disclose such information to you. In addition, we or our affiliates may have also published and may in the future publish research reports regarding an underlying or some or all of the components included in or composing an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the components included in such underlying and/or the level of such underlying and, consequently, the price of the RNs and the amount of any payment on the RNs. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You, as an investor in the RNs, should make your own investigation into the underlying(s).

Furthermore, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the RNs.

Holdings and future sales of the RNs by our affiliates may affect the value of the RNs

Certain of our affiliates may purchase some of the RNs for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the RNs offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the RNs held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the RNs may fall. The negative effect of such sales on the prices of the RNs could be pronounced because secondary trading in the RNs is likely to be limited and illiquid.

The United States federal income tax consequences of the RNs are uncertain

No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the RNs and we cannot assure you that the IRS or any court will agree with the tax treatment described in the applicable underlying supplement or pricing supplement.

General Risks Relating to the Underlying(s)

The offering of any RNs does not constitute an expression of our view about, or a recommendation of, any underlying or basket

The offering of any RNs is not an expression of our views about how any underlying will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying or basket. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more of the underlyings that conflict with an investment in the RNs. See “—There may be potential conflicts of interest” for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the RNs is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

We, our affiliates or agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the RNs and any such research, opinions or recommendations could affect the level of any underlying or basket to which the RNs are linked or the value of the RNs

We, our affiliates or agents may publish research from time to time on financial markets and other matters that may influence the value of the RNs, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the RNs. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Any such research opinions or recommendations could affect the level of the applicable underlying or basket in the market and therefore the value of the RNs.

We have not independently verified the public information provided on the underlying

All disclosure contained in the applicable pricing supplement and/or any accompanying underlying supplement will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to any underlying in connection with the offering of the RNs. Failure to disclose any past or future events that would affect the trading prices of any reference shares (and therefore the final share prices) could affect the payment due at maturity with respect to the RNs and therefore the trading prices of the RNs. Any prospective purchaser of the RNs should undertake an independent investigation of the one or more underlyings to which the RNs are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the RNs.

You have no rights against any sponsor, relevant exchange, reference share issuer or, if any underlying includes or is composed of equity-based components, any issuers of the equity securities that compose such underlying

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any reference index (an “index sponsor”) or the investment advisor or manager of any reference fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any reference share issuer or, if any underlying is comprised of equity components, the issuers of any equity securities that compose such underlying. The RNs are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the RNs. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the RNs in particular, or the ability of any underlying to track general market performance.

Unless otherwise provided in the applicable pricing supplement, any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by such sponsor without regard to us or the RNs. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the RNs to be issued or in the determination or calculation of the equation by which any amount due on the RNs is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the RNs. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

We cannot control the actions of any reference share issuer or of the issuers whose equity securities are included in or held by any underlying

We cannot control the actions of any reference share issuer or of the issuers of the equity securities included in or held by any underlying. Actions by such issuers may have an adverse effect on the value of an underlying and, consequently, on the value of the RNs.

We and our affiliates generally do not have any affiliation with any relevant exchange, reference fund, reference index, reference share issuer or sponsor and are not responsible for its public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange, reference fund, reference index, reference share issuer or sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a reference fund, reference index, reference share issuer or sponsor contained in any public disclosure of information. You, as an investor in the RNs, should make your own investigation into the reference fund, reference index, reference share issuer or sponsor.

There is no assurance that an active trading market will continue for any underlying or any component included in or composing such underlying, or that there will be liquidity in the trading market

Although the underlying to which your RNs may be linked may trade on various exchanges and a number of similar securities or products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying or any component underlying included in or composing such underlying or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying or any component underlying included in or composing such underlying to trade easily at which point the value of the RNs may be adversely affected.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is, or any underlying with components that are, a reference exchange rate, denominated in a foreign currency, or to any ADSs, which are quoted and traded in U.S. dollars and each represent an underlying foreign equity security that is quoted and traded in a foreign currency. We will not make any adjustment or change in the terms of the RNs in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

The RNs may be subject to concentration risk

If an underlying or its components are concentrated in a single or a limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. You will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the RNs may be more adversely affected by a single economic, political, regulatory or other occurrence affecting an industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the RNs in terms of the number and variety of industry sectors, asset classes or geographical regions.

General Risks Relating to Reference Indices and Reference Funds

We are not currently affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index

We are not currently affiliated with any of the companies whose equity securities comprise any of the underlyings, with the exception of the MSCI EAFE® Index. We are currently one of the companies that make up the MSCI EAFE® Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index. In the case of RNs linked to the MSCI EAFE® Index, we will have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the equity securities underlying the MSCI EAFE® Index. None of the money you pay us will go to the sponsor of the MSCI EAFE®

Index or any of the other companies included in the MSCI EAFE® Index and none of those companies will be involved in the offering of the RNs in any way.

The RNs may be linked to a price return index or an excess return index, and not a total return index

The RNs may be linked to a price return index or an excess return index and not a total return index. A price return index is designed to reflect the prices of the components included in such index. An excess return index reflects the returns that are potentially available through an investment in the contracts composing such index. By contrast, a total return index reflects, in addition to the returns reflected by the excess return version of such index, the interest that could be earned on funds committed to the trading of the underlying futures contracts. Therefore, any payment due to you could be less than such payment would have been if the RNs were linked to a total return index.

Even if the components included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying purports to be representative of a particular industry or asset class, the performance of such underlying may not correlate with the performance of the entire industry. An underlying may decline in value even if the industry or asset class as a whole rises in value. Furthermore, one or more of the issuers of any equity securities included in an underlying may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The equity securities included in an underlying may not vary even if one or more of the issuers of such equity securities are no longer involved in the particular industry.

The correlation between the performance of a reference fund and the performance of the tracked index for such reference fund may be imperfect

For any reference fund that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of its tracked index. Pursuant to a representative sampling strategy, a reference fund invests in a representative sample of securities that collectively has an investment profile similar to its tracked index; however, a reference fund may not hold all or substantially all of the securities, commodities, futures contracts or other assets or financial measures included in its tracked index. Therefore, while the performance of a reference fund is linked principally to the performance of its tracked index, its performance is also generally linked in part to assets other than the securities, commodities, futures contracts or other assets or financial measures included in its tracked index because its investment adviser generally may invest a portion of a reference fund’s assets in securities not included in the tracked index and in other assets, including potentially shares of money market funds affiliated with or advised by the investment adviser.

In addition, the performance of a reference fund will reflect additional transaction costs and fees that are not included in the calculation of its tracked index. Also, the component securities, commodities, futures contracts or other assets or financial measures of a reference fund may be unavailable in the secondary market due to other extraordinary circumstances. Corporate actions with respect to any securities (such as mergers and spin-offs) also may impact the variance between a reference fund and its tracked index. Finally, because the shares of a reference fund may be traded on a national securities exchange and may be subject to market supply and investor demand, the market value of one share of a reference fund may differ from the net asset value per share of the reference fund.

For all of the foregoing reasons, the performance of a reference fund that is designed to track an index may not correlate with the performance of its tracked index. Consequently, the return on the RNs will not be the same as investing directly in any reference fund or any relevant tracked index or in the securities, commodities, futures contracts or other assets or financial measures held by any reference fund or included in any relevant tracked index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of any relevant tracked index.

Our right to use a reference index may be suspended or terminated

If the RNs are linked to a reference index, we have been granted, or will be granted, a non-exclusive right to use such reference index and related trademarks in connection with the offering of the RNs. If we breach our obligations under any license, the sponsor of the relevant reference index may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index and related trademarks in connection with the RNs until their maturity. If our right to use any reference index is suspended or terminated for any reason, it may become difficult for us to determine the level of such reference index and consequently the coupon payment, early redemption amount, redemption amount or any other amounts payable on your RNs. The calculation agent in this case will determine the relevant level of such reference index or the fair value of the RNs in its sole discretion.

CREDIT SUISSE AG

Credit Suisse AG (“Credit Suisse”), a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH-8001 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the RNs as described in this product supplement and the accompanying prospectus supplement and prospectus.

Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and not as a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes.  The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

Credit Suisse AG, London Branch (“CSLB”), was registered in England and Wales on 22 April 1993 and is, among other things, a vehicle for various funding activities of Credit Suisse AG. CSLB exists as part of Credit Suisse AG and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. CSLB is authorized and regulated by FINMA in Switzerland, is authorized by the Prudential Regulation Authority in the UK and is subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority in the UK. CSLB is located at One Cabot Square, London EC14 4QJ, Tel: +44 20 7888 8888.

For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-13 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the RNs. In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

One or more of our affiliates before and following the issuance of any RNs may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlying or any components included in or comprising such underlying, to hedge our obligations under the RNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the RNs, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the RNs, depending on market conditions (including the level of any underlying), in connection with hedging certain of the risks associated with the RNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any underlying or any components included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the components included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any RNs. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the RNs will include the commissions paid to CSSU with respect to the RNs, as applicable, and the cost of hedging our obligations under the RNs. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE RNS

This description of the terms of the RNs adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described in the other offering documents, the terms described in that pricing supplement will control.

General

The RNs are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket of underlyings. The RNs will be issued by Credit Suisse under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee.

The RNs are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction.  Any payment on the RNs is subject to our ability to pay our obligations as they come due.

The RNs are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The applicable pricing supplement will specify one or more underlyings or the basket to which the RNs are linked, and will contain certain specific information and terms of that offering. The pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

The RNs will not be listed on any securities exchange.

Interest

The applicable pricing supplement will specify whether coupon payments will be paid on the RNs, and if coupon payments are to be paid on the RNs, the rate per annum of such coupon payments as well as any conditions relating to such coupon payments.

Early redemption; defeasance

If specified in the applicable pricing supplement, the RNs may be subject to an automatic early redemption and/or may be subject to redemption prior to maturity at your or our option (the automatic early redemption and early redemption at your or our option together, “early redemption”), subject to the requirements set forth in the applicable pricing supplement.

If the RNs are redeemed prior to the maturity date, you will receive an early redemption amount as specified in the applicable pricing supplement, and any accrued but unpaid interest to and including the early redemption date, if applicable. In addition, CSSU may charge an additional fee for RNs redeemed at your option, as specified in the applicable pricing supplement. If the RNs are redeemed prior to the maturity date, you will lose the opportunity to continue to accrue and be paid interest, or participate in any appreciation in any underlying(s) or the basket from the early redemption date to the originally scheduled maturity date.

The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the RNs. The RNs are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Early redemption procedures

Early redemption at your option

If applicable, and you wish to offer your RNs to Credit Suisse for redemption, you and your broker must follow the following procedures:

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Your broker must deliver a completed irrevocable Offer for Early Redemption, a form of which will be attached to the applicable pricing supplement, to Credit Suisse, by fax, or email to list.etndesk@credit-suisse.com if an electronic scan of the completed irrevocable Offer for Early Redemption is included as an email attachment.  If your irrevocable offer for redemption is received on a business day after the time specified in Annex A of the applicable pricing supplement, you will be deemed to have made your offer for redemption on the following business day. The trading day immediately succeeding the date you offer your RNs for early redemption will be the valuation date applicable to such early redemption. One portion of the Offer for Early Redemption must be completed by you as beneficial owner of the RNs and the other portion must be completed by your broker. You must offer at least the applicable minimum early redemption quantity, as specified in the applicable pricing supplement, for redemption by Credit Suisse on any early redemption date, except that we or the calculation agent may from time to time reduce, in part or in whole, the minimum early redemption quantity. Any such reduction will be applied on a consistent basis for all holders of the RNs at the time the reduction becomes effective. Credit Suisse must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery vs. payment trade with respect to your RNs on the applicable valuation date at a price equal to the applicable daily early redemption value, facing Credit Suisse.

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Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable early redemption date (the third business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RNs in respect of such deadlines. Any redemption instructions that we receive in accordance with the procedures described above will be irrevocable. If you otherwise fail to comply with these procedures, your offer will be deemed ineffective and Credit Suisse will not be obligated to redeem your RNs at such time.

CSSU will act as our agent in connection with any redemption at your option and may charge a fee per RN, as specified in the applicable pricing supplement, redeemed at your option.

Early redemption at our option

If applicable, we will have the option to redeem the RNs on any business day during the term of the RNs by delivering an irrevocable call notice to DTC (the holder of the global note).  The trading day immediately succeeding the date of our notice of early redemption will be the valuation date applicable to such early redemption.

Automatic early redemption

If applicable, we will deliver notice of the automatic early redemption of the RNs to DTC on the date such automatic early redemption occurs.  The trading day immediately following the trading day on which the automatic early redemption event occurs shall be the valuation date applicable to such automatic early redemption, subject to postponement as described in the applicable pricing supplement or underlying supplement.

Any RNs previously redeemed by us at your option or our option will be canceled on the relevant early redemption date, as specified in the applciable pricing supplement.

Maturity date

The maturity date of the RNs will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, subject to postponement as described in the applicable pricing supplement or underlying supplement. No coupon payment or other payment will be payable because of any postponement of the maturity date.

If the RNs are linked to the performance of one or more reference commodities, reference commodity futures contracts and/or commodity indices, the maturity date of the RNs may be accelerated upon the occurrence of a commodity hedging disruption event, as described in the applicable pricing supplement or underlying supplement.

Redemption at maturity

Unless previously accelerated, redeemed or purchased by us and canceled, the RNs will be redeemed on the maturity date for an amount calculated as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.  If your RNs are linked to the performance of a basket including one or more reference exchange rates, we may refer to the basket component weightings as “currency weightings.”

A “business day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

For a basket, the “closing level” on any trading day will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement as determined by the calculation agent in its sole discretion.

For a reference commodity or a reference commodity futures contract, the “closing level” on any trading day will be the official settlement price or fixing level, as applicable, for such reference commodity or reference commodity futures contract, which will be determined as set forth in the relevant underlying supplement or pricing supplement, as applicable, by the calculation agent in its sole discretion.

For a reference index, the “closing level” on any trading day will be the level of such reference index determined by the calculation agent at the valuation time, which is the time at which the index sponsor of such reference index calculates the closing level to be published of such reference index on such trading day, subject to the provisions described in the applicable pricing supplement.

For a reference fund, the “closing level” on any trading day for such reference fund will be the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which such reference fund is listed or admitted to trading) multiplied by the share adjustment factor for such reference fund, as determined by the calculation agent in its sole discretion, subject to the provisions described in the applicable pricing supplement.

For one unit of any reference share (or one unit of any other security except a reference fund for which a closing level must be determined), the “closing price” on any trading day for such reference share (or such other security), means:

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if such reference share (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such reference share (or such other security) is listed or admitted to trading;

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if such reference share (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day;

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with respect to any such other security, if such security is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary foreign securities exchange or market on which such security is listed or admitted to trading; or

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otherwise, if none of the above circumstances is applicable, the mean of the bid prices for such reference share (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security), as determined by the calculation agent in its sole discretion.

“Commodity-based” means, with respect to any underlying, that the underlying is a reference commodity, reference commodity futures contract or a reference commodity index (as defined below).

“Equity-based” means, with respect to any underlying, that the underlying is an equity security or tracks or is comprised of equity securities, as determined by the calculation agent in its sole discretion.

For RNs that pay coupon payments, an “interest period” is the period beginning on and including the issue date of the RNs to but excluding the first coupon payment date, and each successive period beginning on and including a coupon payment date to but excluding the next succeeding coupon payment date, except the final coupon period, which will be from and including the preceding coupon payment date to and including the earlier of the maturity date or early redemption date, as the case may be, or as specified in the applicable pricing supplement. The applicable pricing supplement will specify whether coupon payments will be paid on the RNs, and if coupon payments are to be paid on the RNs, the rate per annum of such coupon payments as well as any conditions relating to such coupon payments.

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The “level” of any reference index at any time during the term of the RNs will be the level of such reference index published at such time by the index sponsor of such reference index, as determined by the calculation agent in its sole discretion and subject to the provisions described in the applicable pricing supplement.

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The “level” of any reference share or reference fund at any time during the term of the RNs will be the price of one such reference share or one share of such reference fund, respectively, displayed on the relevant exchange for such reference share or reference fund at such time, or if unavailable on that relevant exchange, any other exchange displaying that price, as specified in the applicable pricing supplement, multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time, in all cases as determined by the calculation agent in its sole discretion and subject to the provisions described in the applicable pricing supplement.

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The “level” of any reference commodity or reference commodity futures contract at any time during the term of the RNs will be the price of the reference commodity or reference commodity futures contract, respectively, displayed on the relevant exchange for such reference commodity or reference commodity futures contract at such time, as determined by the calculation agent in its sole discretion and subject to the provisions described in the applicable pricing supplement.

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The “level” of a basket at any time during the term of the RNs will be the level of such basket at such time, calculated in accordance with the formula set forth in the applicable pricing supplement, as determined by the calculation agent in its sole discretion and subject to the provisions described in the applicable pricing supplement.

The “lowest performing underlying” is the underlying with the lowest underlying return.

•	If your RNs are linked to the performance of one or more reference indices, we may refer to the daily underlying factor as the “daily index factor” in the applicable pricing supplement.

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If your RNs are linked to the performance of one or more reference shares or reference funds, we may refer to the daily underlying factor as the “daily share factor” in the applicable pricing supplement.

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If your RNs are linked to the performance of one or more reference exchange rates, we may refer to the daily underlying factor and the underlying return cap as the “daily currency factor” and the “currency return cap,” respectively, and the closing level as the “closing spot rate” in the applicable pricing supplement.

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If your RNs are linked to the performance of one or more reference commodities, we may refer to the daily underlying factor as the “daily commodity factor” and the closing level as the “closing spot price” in the applicable pricing supplement.

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If your RNs are linked to the performance of a basket, we may refer to the daily underlying factor and underlying return cap as the “daily basket factor” and the “basket return cap,” respectively, and the closing level as the “basket closing level” in the applicable pricing supplement.

The “minimum early redemption quantity” will be the amount set forth in the applicable pricing supplement.

A “reference commodity index” is a reference index that is an index of commodities, commodity futures contracts and/or other indices the components of which are commodities and/or commodity futures contracts.

If applicable, the “reference currency” and the “base currency” will be specified in the applicable pricing supplement.

 “Related exchange” means:

•	with respect to any reference index, any exchange on which futures or options contracts relating to such reference index are traded;

•	with respect to any reference fund, any exchange on which futures or options contracts relating to such reference fund are traded; and

•	with respect to any reference share, any exchange on which futures or options contracts relating to such reference share are traded; and

•	with respect to any reference commodity index, any exchange on which futures or options contracts relating to an index component included in such reference commodity index are traded;

in each case, as determined by the calculation agent in its sole discretion.

“Relevant exchange” means:

•	with respect to any reference index other than a reference commodity index, each principal exchange on which the components included in such reference index are traded;

•	with respect to any reference fund, the principal exchange on which such reference fund is traded;

•	with respect to any reference share, the principal exchange on which such reference share is traded;

•	with respect to any reference commodity index, any organized exchange or market of trading for any component of such reference commodity index (or any combination thereof);

•	with respect to any reference commodity, the London Metal Exchange (the “LME”), the London Bullion Market Association (the “LBMA”) or the London Platinum and Palladium Market (“LPPM”), as

applicable, or any primary exchange or market of trading related to such reference commodity, or any futures or options contracts relating to the relevant reference commodity; and

•
with respect to any reference commodity futures contract, ICE Futures Europe, ICE Futures U.S., the New York Mercantile Exchange (the “NYMEX”) or the Chicago Board of Trade (the “CBOT”), as applicable, or any primary exchange or market of trading related to such reference commodity futures contract, or any options contracts relating to the relevant reference commodity futures contract, as applicable;

in each case, as determined by the calculation agent in its sole discretion.

For a reference fund or a reference share, the “share adjustment factor” will initially be set equal to 1.0 on the date the RNs are priced for initial sale to the public and will be subject to adjustment as described in the applicable pricing supplement or underlying supplement.

For a reference exchange rate, the “spot rate” on any trading day will be the official fixing from the relevant fixing source at the relevant valuation time, expressed as number of units of the base currency per one unit of the reference currency, as reported by Reuters Group PLC (“Reuters”) or by Bloomberg (“Bloomberg”) or any successor source or page on the relevant page, as specified in the applicable pricing supplement, as determined by the calculation agent in its sole discretion and subject to the provisions described in the applicable pricing supplement. The applicable pricing supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted by the calculation agent to determine the spot rate.

The “trade date” will be the date set forth in the applicable pricing supplement.

The “valuation date” will be the date or dates specified in the applicable pricing supplement (including the “final valuation date”) and any valuation date for redemption of your RNs, subject to postponement as described in the applicable pricing supplement or underlying supplement.

The “valuation period” and “maturity valuation period” will be as set forth in the applicable pricing supplement, subject in each case to postponement as described in the applicable pricing supplement underlying supplement.

The applicable pricing supplement or underlying supplement will set forth the definitions of certain other terms, such as “buffer amount,” “call return,” “closing indicative value,” “contingent minimum return,” “daily early redemption value,” “daily index factor,” “daily investor fee,” “daily underlying factor,” “downside participation rate,” “early redemption charge,” “fixed payment percentage,” “redemption fee,” “physical delivery amount,” “trading day,” “underlying return cap” and “upside participation rate,” in each case as applicable.

Events of default and acceleration

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the RNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each RN outstanding as the principal amount of that RN. Although the terms of the RNs may differ from those of the other senior medium-term notes, holders of specified percentages in principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the RNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to any RNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the RNs will be determined by the calculation agent and will equal, for each RN you then hold, the daily early redemption value determined by the calculation agent with a valuation date occurring on the trading day following the date on which the RNs were declared due and payable.

Purchases

We may at any time purchase any RNs, which may, in our sole discretion, be held, sold or canceled.

Cancellation

Upon the purchase and surrender for cancellation of any RNs by us or the redemption of any RNs, such RNs will be canceled by the trustee.

Book-entry, delivery and form

In this section, references to “holders” mean those who own the RNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the RNs registered in street name or in the RNs issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the RNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The RNs are senior medium-term notes as described in the accompanying prospectus supplement and prospectus, which also contain a detailed summary of additional provisions of the RNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the RNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

We will issue the RNs in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the RNs are represented by the global notes, we will pay the redemption amount on the RNs, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the RNs, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please see “Risk Factors—There may be potential conflicts of interest” herein.

Further issues

We may from time to time, without notice to or the consent of the registered holders of the RNs, create and issue further securities ranking pari passu with the RNs being offered hereby in all respects. Such further securities will be consolidated and form a single series with the RNs being offered hereby and will have the same terms as to status, redemption or otherwise as the RNs being offered hereby.

Notices

Notices to holders of the RNs will be made by first-class mail, postage prepaid, to the registered holders.

THE UNDERLYINGS OR BASKET

The one or more underlyings or basket to which the RNs are linked will be specified in the applicable pricing supplement. If any underlying is replaced by a successor underlying, such successor underlying will be substituted for that underlying for all purposes of the RNs, as determined by the calculation agent in its sole discretion.

Reference shares

If the applicable pricing supplement specifies that the RNs will be linked to the performance of one or more reference shares, we will provide summary information regarding the business of any reference share issuer based on its publicly available documents in the applicable pricing supplement.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each reference share may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the RNs offered thereby and do not relate to any reference shares or other securities of the reference share issuers. We will derive any and all disclosures contained in the relevant pricing supplement regarding the reference share issuers from the publicly available documents described above. In connection with the offering of the RNs, we will not participated in the preparation of such documents or make any due diligence inquiry with respect to any reference share issuers. Failure to disclose any past or future events that would affect the trading prices of any reference shares (and therefore the final share prices) could affect the payment at maturity with respect to the RNs and therefore the trading prices of the RNs.

Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

We and/or our affiliates may currently or from time to time engage in business with reference share issuers, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the reference shares or reference share issuers, and neither we nor any of our affiliates undertake to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to any reference shares or reference share issuers, and these reports may or may not recommend that investors buy or hold such reference shares. As a prospective purchaser of a security, you should undertake an independent investigation of any reference shares and reference share issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the RNs.

Reference indices, reference funds, reference shares, reference exchange rates, reference commodities and reference commodity futures contracts

Additional information relating to any applicable reference indices, reference funds, reference shares, reference exchange rates, reference commodities or reference commodity futures contracts will be set forth in the applicable pricing supplement or underlying supplement.

Historical performance of the underlying

We will provide historical price or level information on any underlying in the relevant pricing supplement. You should not take any of those historical prices or levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in RNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the RNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase RNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1), (E) the qualified professional asset manager exemption (PTCE 84-14) and (F) ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions.  A common condition of most exemptions is that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the RNs.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such RNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding RNs on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such RNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the RNs. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the RNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We will sell the RNs to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the RNs it has purchased as principal to other dealers. CSSU may sell RNs to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any RNs, the public offering price, concession and discount of such RNs may be changed.

Each issue of RNs will be a new issue of RNs with no established trading market. CSSU intends to make a secondary market in the RNs. Any of our broker dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of RNs related to market making transactions by and through our broker dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the RNs and any broker dealer subsidiary or affiliate that does make a market in the RNs may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the RNs. The RNs will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

CSSU is one of our wholly owned subsidiaries. The net proceeds received from the sale of the RNs will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the RNs. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the RNs of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the RNs to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by CSSU in excess of the principal amount of RNs CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing RNs in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the RNs or preventing or retarding a decline in the market prices of the RNs. As a result, the prices of the RNs may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

In the United States, the RNs may be offered for sale in those jurisdictions where it is lawful to make such offers.

CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the RNs directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the RNs, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

No action has been or will be taken by us or CSSU that would permit a public offering of the RNs or possession or distribution of the offering documents in any jurisdiction other than the United States.

Concurrently with the offering of the RNs as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the RNs may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the RNs in Argentina.

Brazil

The RNs have not been and will not be registered under the Brazilian Securities Commission and may not be offered or sold within Brazil or to, or for the account or benefit of Brazilian persons except in a private offering. The Counterparty represents and agrees that it has not offered or sold, and shall not offer or sell, any RNs constituting part of its allotment within Brazil. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Products.

Chile

NEITHER THE ISSUER NOR THE RNS HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18,045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE RNS IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED INVESTORS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT “ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC”).

Colombia

This document does not constitute a public offer in the republic of Colombia. The RNs are offered under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. The offer of the RNs is addressed to less than one hundred specifically identified investors. Credit Suisse’s products and/or services may not be promoted or marketed in Colombia or to Colombian residents unless such promotion and marketing is made in compliance with decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign financial and/or securities related products or services in Colombia. Colombian eligible investors acknowledge Colombian laws and regulations (in particular, foreign exchange, securities and tax regulations) applicable to any transaction or investment consummated in connection with any applicable investment and under applicable regulations and represent that they are the sole liable party for full compliance with any such laws and regulations. In addition, the investor ensures that Credit Suisse will have no responsibility, liability or obligation in connection with any consent, approval, filing, proceeding, authorization or permission required by the investor or any actions taken or to be taken by the investor in connection with the offer, sale or delivery of Credit Suisse’s products and/or services under Colombian law.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of RNs described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the RNs that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of RNs may be offered to the public in that relevant member state at any time:

•	to any legal entity that which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of RNs described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the RNs to be offered so as to enable an investor to decide to purchase or subscribe the RNs, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the RNs have not authorized and do not authorize the making of any offer of RNs through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the RNs as contemplated in this product supplement. Accordingly, no purchaser of the RNs, other than the underwriters, is authorized to make any further offer of the RNs on behalf of the sellers or the underwriters.

Mexico

The RNs have not been offered or sold and will not be offered or sold in Mexico by any subsidiary of the Issuer.

The RNs have not and will not be registered with the National Registry of Securities maintained by the National Banking and Securities Commission of Mexico and have not and may not be publicly offered in Mexico. The RNs may only be offered in Mexico pursuant to a private placement to institutional and qualified investors in Mexico as such terms are defined by the Mexican Ley del Mercado de Valores.

Panama

The RNs have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same.  Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission).  Any representation to the contrary is unlawful.  Every investor of the RNs must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the RNs.

The offering and transferability of the RNs is restricted and there will be no public market for them.

Investors may not act, in regard to the RNs, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.  Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any RNs must agree: (i) not to make an offer to resell said RNs to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the RNs through public communication media or in a fashion that may be considered by the

Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The RNs will not be subject to a public offering in the Republic of Peru.  Therefore, this document and other offering materials relating to the offer of the RNs have not been, and will not be, registered with the Peruvian Superintendency of the Securities Market (Superintendencia del Mercado de Valores) (SMV).  This document and other offering materials relating to the offer of the RNs are being supplied only to those Peruvian institutional investors who have expressly requested it.  They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof.  In order for Peruvian Pension Funds to be offered and invest in the RNs, all necessary registrations with the Peruvian Superintendency of Banks, Insurance and Pension Funds (Superintendencia de Banca, Seguros y AFPs) (SBS) will need to be made.  Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the RNs to determine their ability to invest in them.

Uruguay

This is a private offering. The RNs have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

Credit Suisse AG